DIGITALFX INTERNATIONAL, INC.


                                                FILED PURSUANT TO RULE 424(B)(3)
                                                    REGISTRATION NO.  333-136855


                           PROSPECTUS SUPPLEMENT NO. 3
                     (TO PROSPECTUS DATED NOVEMBER 30, 2006)

     This is a prospectus supplement to our prospectus dated November 30, 2006 relating to the resale from time to time by selling shareholders of up to 22,095,892 shares of our Common Stock. On February 20, 2007, we filed with the Securities and Exchange Commission a Current Report on Form 8-K. The text of the Current Report on Form 8-K is attached to and made a part of this prospectus supplement. Exhibit 99.1 to the Current Report on Form 8-K is included with this prospectus supplement and is incorporated by reference herein.

     This prospectus supplement should be read in conjunction with the prospectus, and this prospectus supplement is qualified by reference to the prospectus, except to the extent that the information provided by this prospectus supplement supersedes the information contained in the prospectus.

     THE SECURITIES OFFERED BY THE PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" REFERENCED ON PAGE 4 OF THE PROSPECTUS IN DETERMINING WHETHER TO PURCHASE THE COMMON STOCK.


          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS FEBRUARY 23, 2007.

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                        (Date of earliest event reported)

                                FEBRUARY 20, 2007

                          ----------------------------

                          DIGITALFX INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)

                                     FLORIDA
         (State or other Jurisdiction of Incorporation or Organization)

               0-27551                                65-0358792
       (Commission File Number)          (IRS Employer Identification No.)

                             3035 EAST PATRICK LANE
                                    SUITE #9
                               LAS VEGAS, NV 89120
              (Address of Principal Executive Offices and zip code)

                                  702-938-9300
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
--------------------------------------------------------------------------------

     Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause DigitalFX International, Inc.'s (the "Registrant," "we," "our" or "us") actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

SECTION  2  -  FINANCIAL  INFORMATION

ITEM  2.02  RESULTS  OF  OPERATIONS  AND  FINANCIAL  CONDITION.

     On February 20, 2007, DigitalFX International, Inc. issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2006. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

     The  information in this report shall not be deemed "filed" for purposes of
Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SECTION  9  -  FINANCIAL  STATEMENTS AND EXHIBITS

ITEM  9.01  FINANCIAL STATEMENTS AND EXHIBITS.

       (a)  Financial statements of business acquired.  Not applicable.
            -----------------------------------------

       (b)  Pro forma financial information.  Not applicable.
            -------------------------------

       (c)  Shell Company Transactions.  Not applicable.
            --------------------------

       (d)  Exhibits.
            --------

             99.1  Press  Release issued by the Registrant on February 20, 2007.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, DigitalFX International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DIGITALFX INTERNATIONAL, INC.


Date: February 23, 2007                 By: /s/ Lorne Walker
                                            ------------------------------------
                                            Lorne Walker
                                            Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit Number                       Description of Exhibit
--------------    ------------------------------------------------------------

  99.1            Press Release issued by the Registrant on February 20, 2007.